Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS 12.11% RETURN ON AVERAGE EQUITY AND 50% GROWTH IN EARNINGS
FOR THE FOURTH QUARTER OF 2019

Midlothian, Virginia, January 28, 2020. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the fourth quarter of 2019. Net income for the fourth quarter of 2019 was $1,304,000, or $0.90 per fully diluted share, compared to net income for the fourth quarter of 2018 of $856,000, or $0.60 per fully diluted share. For the year ended December 31, 2019, net income was $4,477,000 or $3.10 per fully diluted share, compared to net income for the year ended December 31, 2018 of $3,037,000, or $2.04 per fully diluted share. Net income available to common shareholders, which deducts from net income the dividends on preferred stock, was $2,924,000, or $2.04 per fully diluted share, for the year ended December 31, 2018. There was no preferred stock outstanding during 2019.

Financial Highlights

Highlights for the fourth quarter and full year 2019 are as follows:

	Q4 2019		Q4 2018		FY 2019		FY 2018
Metric	GAAP	Core(1)	GAAP	Core(1)	GAAP	Core(1)	GAAP	Core(1)
Consolidated
Return on average equity	12.11%	12.27%	9.29%	11.56%	11.16%	12.72%	8.32%	8.98%
Return on average assets	0.94%	0.95%	0.66%	0.82%	0.84%	0.96%	0.61%	0.66%
Commercial Banking Segment
Return on average equity	9.45%	9.62%	9.35%	11.61%	8.72%	10.17%	8.13%	8.80%
Return on average assets	0.74%	0.75%	0.66%	0.82%	0.66%	0.77%	0.60%	0.64%
Net interest income to average assets	3.19%	3.19%	3.38%	3.46%	3.33%	3.33%	3.38%	3.41%
Provision to average assets	0.10%	0.10%	0.00%	0.00%	0.03%	0.03%	0.00%	0.00%
Noninterest income to average assets	0.54%	0.54%	0.41%	0.48%	0.57%	0.55%	0.46%	0.48%
Noninterest expense to average assets	2.70%	2.68%	2.99%	2.93%	3.05%	2.89%	3.11%	3.09%
Mortgage Banking Segment
Return on average equity	2.66%	2.66%	(0.05)%	(0.05)%	2.44%	2.55%	0.18%	0.18%
Return on average assets	0.21%	0.21%	(0.00)%	(0.00)%	0.18%	0.19%	0.01%	0.01%
Net income before tax to average assets	0.26%	0.26%	(0.00)%	(0.00)%	0.23%	0.24%	0.02%	0.02%

(1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

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Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment

	Y 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Pre-tax earnings (loss) by segment
Commercial banking	$4,402	$1,289	$1,376	$642	$1,095	$1,050
Mortgage banking	1,239	360	814	175	(110)	(6)
Income before income tax expense (benefit)	5,641	1,649	2,190	817	985	1,044
Commercial banking income tax expense	904	271	292	143	198	189
Mortgage banking income tax expense	260	74	171	37	(22)	(1)
Net income	$4,477	$1,304	$1,727	$637	$809	$856

Core Operating Results

GAAP pre-tax income was adjusted for items that are considered non-core and unrelated to the Company’s normal operations. Items described in the section below impacted earnings for the Company, the Commercial Banking Segment and Mortgage Banking Segment during the periods presented. The Company believes the exclusion of these items provides a clearer view of the economic results of the segment’s operations. The table below includes the impact of non-core items for the periods presented (in thousands):

Core Operating Results by Segment(1)

	Y 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Commercial banking GAAP pre-tax earnings	$4,402	$1,289	$1,376	$642	$1,095	$1,050
Non-core (income) expense items
Salaries and benefits(2)	760	-	-	760	-	-
Branch write-down	22	22	-	-	-	56
(Gain)/loss on sale of securities	(101)	-	-	-	(101)	89
Other non-core expense(3)	55	-	-	12	43	119
Commercial banking operating income	5,138	1,311	1,376	1,414	1,037	1,314
Mortgage banking GAAP pre-tax earnings (loss)	1,239	360	814	175	(110)	(6)
Non-core (income) expense items
Salaries and benefits(2)	54	-	-	54	-	-
Mortgage banking operating income	1,293	360	814	229	(110)	(6)
Core operating income before income tax expense	6,431	1,671	2,190	1,643	927	1,308
Commercial banking income tax expense(4)	1,059	276	292	305	186	244
Mortgage banking income tax expense(4)	271	74	171	48	(22)	(1)
Core operating net income	$5,101	$1,321	$1,727	$1,290	$763	$1,065

(1) Non-GAAP financial measure.

(2) The Company recognized $814,000 in additional compensation expense during Q2 2019, as a result of the accelerated vesting of restricted stock awards and retirement benefits as disclosed in the Company's Form 8-K filed on June 25, 2019.

(3) Other non-core expense is composed of the write-off of premiums associated with United State Department of Agriculture Loans, $12,000 during Q2 2019, $96,000 during Q4 2018, and $35,000 during Q4 2018, and additional audit and tax fees of $43,000 during Q1 2019 and $23,000 during Q4 2018 associated with the transition of our external auditors during 2018.

(4) Income tax expense was adjusted for the non-core items at the corporate tax rate of 21%.

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The Commercial Banking Segment posted core operating net income of $1,035,000 for Q4 2019 compared to $1,070,000 for Q4 2018 and core operating net income of $4,079,000 for the year ended 2019 compared to $3,214,000 for the year ended 2018.

The following are variances of note:

•	Net interest margin contracted by seven basis points to 3.52% for Q4 2019 and by six basis points to 3.68% for the year ended 2019. This was the result of the following:
o	The primary cause of the compression during 2019 can be attributed to the net 50 basis points decrease in the federal funds target rate and our asset sensitivity levels. We worked through the year to reduce our exposure to falling rates by taking steps to shorten the repricing of our liabilities and improving our earning asset mix and believe we are well positioned for 2020.
o	During Q3 and most of Q4 2019, we experienced substantial growth in our money market deposit accounts which was primarily temporary in nature. Most of these balances were withdrawn near the end of the fourth quarter by the client for reinvestment.
•	Provision expense of $135,000 was recognized for Q4 2019 compared to $0 for Q4 2018. The provision expense was attributed to an increase in the specific reserve associated with a relationship evaluated individually for impairment.
•	Core noninterest income of $749,000 was recognized for Q4 2019 compared to $627,000 for Q4 2018, or an increase of 19.46%. For the year ended 2019, core noninterest income was $2,945,000 compared to $ 2,384,000 for the year ended 2018, or an increase of 23.53%. The increase in core noninterest income was a result of increased fee income from commercial banking depository services, interchange fee income, and the recognition of the gain on the sale of Small Business Administration loan guaranteed strips.
•	Core noninterest expense of $3,715,000 was recognized for Q4 2019 compared to $3,808,000 for Q4 2018, or a decrease of 2.44%. For the year ended 2019, core noninterest expense was $15,430,000 compared to $15,426,000 for the year ended 2018, or an increase of 0.03%. Management continues to control expenses in a disciplined manner.

Loan Portfolio Mix and Asset Quality

The following table provides the composition of our loan portfolio at the dates indicated (in thousands):

Loans Outstanding

Loan Type	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
C&I + Owner occupied commercial real estate	$143,427	$138,614	$139,677	$142,167	$134,792
Nonowner occupied commercial real estate	129,996	122,866	118,562	111,578	108,816
Acquisition, development and construction	31,950	33,841	33,129	36,383	41,608
Total commercial loans	305,373	295,321	291,368	290,128	285,216
Consumer/Residential	87,776	90,462	90,121	88,300	87,641
Student	33,525	34,520	36,126	37,396	39,315
Other	2,621	2,444	2,221	1,986	2,258
Total loans	$429,295	$422,747	$419,836	$417,810	$414,430

Commercial loans grew at a strong pace during the quarter, increasing 3.40% from Q3 2019 and were up 7.07% from Q4 2018. The growth in the commercial loan portfolio was achieved net of a reduction in the acquisition, development and construction portfolio of $1,891,000 from Q3 2019 and $9,658,000 from Q4 2018 and net of $4,652,000 in Small Business Administration guarantee strip sales during 2019.

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Asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics

			Village			Peer Group
Metric	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2019(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	170.57%	164.03%	174.50%	143.25%	135.03%	176.92%
Net Charge-offs (recoveries) to Average Loans(2)	0.05%	(0.05)%	(0.02)%	0.02%	0.08%	0.22%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.49%	0.51%	0.48%	0.58%	0.63%	0.61%
Nonperforming Assets/Bank Total Assets (3)	0.44%	0.43%	0.42%	0.51%	0.54%	0.65%

(1) Source - SNL data for VA Banks <$1 Billion in assets as of September 30, 2019.

(2) Annualized.

(3) Nonperforming assets excluding performing troubled debt restructurings.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding

Deposit Type	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Noninterest-bearing demand	$131,228	$147,969	$132,965	$122,923	$119,317
Interest checking	48,428	46,631	49,019	48,223	49,188
Money market	99,955	113,061	90,278	91,585	86,295
Savings	26,396	25,945	26,379	27,727	28,694
Time deposits	137,201	143,833	147,585	152,942	155,553
Total deposits	$443,208	$477,439	$446,226	$443,400	$439,047

Total deposits decreased by $34,231,000, or 7.17%, from Q3 2019, and increased by $4,161,000, or 0.95%, from Q4 2018. Variances of note are as follows:

•	Noninterest bearing demand account balances decreased $16,741,000 from Q3 2019 and increased $11,911,000 from Q4 2018, and represented 29.61% of total deposits compared to 30.99% as of Q3 2019 and 27.18% as of Q4 2018. The decrease in noninterest bearing deposits during Q4 2019 was a result of business seasonality in a number of business sectors in which we focus. We believe that the percentage growth from Q4 2018 to Q4 2019 is representative of our core growth in the balances.

•	Money market balances decreased $13,106,000 from Q3 2019 and increased by $13,660,000 from Q4 2018. The decrease in money market deposit accounts during Q4 2019 was primarily a result of the anticipated withdrawal of the temporary growth noted in our Q3 2019 press release.

•	Time deposits decreased by $6,632,000 from Q3 2019 and $18,352,000 from Q4 2018. The decrease in time deposits is a result of our focus on building low cost relationship deposits and working to improve our deposits mix and cost of funds. Time deposits represented 30.96% of total deposits compared to 30.13% as of Q3 2019 and 35.43% as of Q4 2018. Wholesale time deposits were $1,494,000 at year end 2019 compared to $8,401,000 at year end 2018.

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Comments from Bill Foster, President and CEO:

“We finished 2019 with excellent results and positive momentum. For the year, we produced $5,101,000 in core operating net income, a 12.72% core return on average equity, 56% core earnings growth, and strong asset quality. We successfully battled to grow earnings in an environment in which margins were under pressure, and we did it in the right ways by controlling expenses and driving noninterest income growth in the commercial banking segment and by growing mortgage earnings. We did not chase risk or yield. We did not leverage the balance sheet up. We maintained our focus on winning and growing attractive commercial and consumer relationships. This is also the kind of environment that demonstrates the strategic value of being in the mortgage business whose earnings cycles run a little counter to the commercial banking segment.”

“We are not concerned about the deposit declines from Q3 2019 to Q4 2019. As noted, we serve business client segments whose noninterest bearing deposit balances grow during the first three quarters and shrink during the fourth quarter. The 9.98% growth from year end 2018 to year end 2019 is a good barometer for growth in our noninterest bearing deposits. In the money market accounts, we added substantial temporary balances during the third quarter to accommodate an important client, and the client began to make distributions from those accounts late in the fourth quarter. We believe that we produced core growth of approximately 7% in money market accounts during 2019. As we noted in our Q3 2019 press release, the temporary money market deposits and the seasonal growth in noninterest bearing deposits were invested in low yielding fed funds and compressed our margins which accounted for a substantial portion of our net interest margin compression. We are anticipating improvement in our net interest margin in 2020 from what we experienced in Q4 2019.”

“In 2015 we started talking about delivering top quartile long term shareholder returns by generating a top quartile return on equity, sustained high single digit organic earnings per share growth, and generating best quartile asset quality in the worst part of the credit cycle. We thought it would take until 2019 to reposition the business and the balance sheet to accomplish that. I expect that when the results of our peers are in, they will show that we achieved the return on equity objective and are well positioned to achieve the earnings growth and asset quality objectives. Our 2019 core return on equity of 12.72% would have placed us well inside the top quartile of all southeastern publicly traded banks under $1 billion in assets (per S&P Global) for the twelve months ended September 30, 2019. Of course, our credit performance will only reveal itself in a down cycle, and none of us is hoping for that any time soon.”

“We enter 2020 with solid pipelines in loans, deposits and mortgage applications, and optimism about the year ahead. We believe that we have the team, brand, market and competitive opportunity to build on our strong 2019 performance.”

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About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Non-GAAP Financial Measures

The accounting and reporting polices of the Company conform to generally accepted accounting principles in the United States (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. These measures include core operating income for the consolidated entity, the commercial banking segment, and the mortgage banking segment. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
•	the effects of future economic, business and market conditions;
•	our inability to maintain our regulatory capital position;
•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;

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•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
•	risks inherent in making loans such as repayment risks and fluctuating collateral values;
•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
•	governmental monetary and fiscal policies;
•	changes in accounting policies, rules and practices;
•	reliance on our management team, including our ability to attract and retain key personnel;
•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
•	demand, development and acceptance of new products and services;
•	problems with technology utilized by us;
•	changing trends in customer profiles and behavior; and
•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

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Financial Highlights
(Dollars in thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	*
Balance Sheet Data
Total assets	$540,313	$559,929	$536,534	$522,274	$514,866
Investment securities	46,937	46,031	43,415	41,835	44,253
Loans held for sale	12,722	14,503	13,060	5,218	6,128
Loans, net	426,873	420,400	417,539	415,520	412,092
Deposits	443,208	477,439	446,226	443,400	439,047
Borrowings	48,676	35,351	45,343	35,335	35,327
Shareholders' equity	42,914	41,516	39,679	38,313	37,133
Book value per share	$29.53	$28.57	$27.46	$26.64	$25.87
Total shares outstanding	1,453,009	1,453,009	1,444,854	1,438,430	1,435,283

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.74%	0.73%	0.72%	0.72%	0.73%
Nonperforming loans	170.57%	164.03%	174.50%	143.25%	135.03%
Net charge-offs (recoveries) to average loans	0.05%	(0.05)%	(0.02)%	0.02%	0.08%
Nonperforming assets to total assets	0.44%	0.43%	0.42%	0.51%	0.54%

Bank Capital Ratios
Common equity tier 1	12.15%	11.95%	11.70%	11.88%	11.70%
Tier 1	12.15%	11.95%	11.70%	11.88%	11.70%
Total capital	12.56%	12.63%	12.44%	12.63%	12.46%
Tier 1 leverage	9.69%	9.35%	9.36%	9.46%	9.15%

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$5,897	$6,010	$5,871	$5,709	$5,659
Interest expense	1,370	1,398	1,319	1,243	1,171
Net interest income before provision for loan losses	4,527	4,612	4,552	4,466	4,488
Provision for loan losses	135	-	-	-	-
Noninterest income	1,976	2,466	1,948	1,518	1,396
Noninterest expense	4,719	4,888	5,683	4,999	4,840
Income before income tax expense	1,649	2,190	817	985	1,044
Income tax expense	345	463	180	176	188
Net income	$1,304	$1,727	$637	$809	$856
Earnings per share
Basic	$0.90	$1.19	$0.44	$0.56	$0.60
Diluted	$0.90	$1.19	$0.44	$0.56	$0.60

Performance Ratios
Return on average assets	0.94%	1.25%	0.49%	0.64%	0.66%
Return on average equity	12.11%	16.83%	6.52%	8.69%	9.29%
Net interest margin	3.52%	3.59%	3.78%	3.83%	3.73%

* Derived from audited consolidated financial statements.

Financial Highlights
(Dollars in thousands, except per share amounts)
	Year Ended
	December 31,	December 31,
	2019	2018
	(Unaudited)	*
Selected Operating Data
Interest income	$23,487	$21,068
Interest expense	5,330	3,908
Net interest income before provision for loan losses	18,157	17,160
Provision for loan losses	135	-
Noninterest income	7,908	6,191
Noninterest expense	20,289	19,621
Income before income tax expense	5,641	3,730
Income tax expense	1,164	693
Net income	$4,477	$3,037
Net income available to common shareholders	$4,477	$2,924
Earnings per share
Basic	$3.10	$2.04
Diluted	$3.10	$2.04

Performance Ratios
Return on average assets	0.84%	0.61%
Return on average equity	11.16%	8.32%
Net interest margin	3.68%	3.74%

* Derived from audited consolidated financial statements.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except per share amounts)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Core ROE and ROAA	2019	2019	2019	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Average shareholder's equity	$42,718	$40,704	$39,211	$37,749	$36,545
Average assets	$548,967	$548,876	$522,092	$512,313	$515,637
Core operating net income (loss)(1)
Consolidated	$1,321	$1,727	$1,290	$763	$1,065
Commercial Banking Segment	$1,035	$1,084	$1,109	$851	$1,070
Mortgage Banking Segment	$286	$643	$181	$(88)	$(5)
Return on Average Equity(2)
Consolidated	12.27%	16.83%	13.19%	8.20%	11.56%
Commercial Banking Segment	9.62%	10.57%	11.34%	9.14%	11.61%
Mortgage Banking Segment	2.66%	6.27%	1.85%	(0.95)%	(0.05)%
Return on Average Assets(2)
Consolidated	0.95%	1.25%	0.99%	0.60%	0.82%
Commercial Banking Segment	0.75%	0.78%	0.85%	0.67%	0.82%
Mortgage Banking Segment	0.21%	0.46%	0.14%	(0.07)%	(0.00)%

	Year Ended
	December 31,	December 31,
Core ROE and ROAA	2019	2018
	(Unaudited)	*
Average shareholder's equity	$40,111	$36,523
Average assets	$533,206	$499,036
Core operating net income (loss)(1)
Consolidated	$5,101	$3,280
Commercial Banking Segment	$4,079	$3,214
Mortgage Banking Segment	$1,022	$66
Return on Average Equity(2)
Consolidated	12.72%	8.98%
Commercial Banking Segment	10.17%	8.80%
Mortgage Banking Segment	2.55%	0.18%
Return on Average Assets(2)
Consolidated	0.96%	0.66%
Commercial Banking Segment	0.77%	0.64%
Mortgage Banking Segment	0.19%	0.01%

* Derived from audited consolidated financial statements.

(1) Derived from the Core Operating Results by Segment table.

(2) Annualized.

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share amounts)

	Q4 2019			Q4 2018
Financial Highlights	GAAP	Non-Core(1)	Core(1)	GAAP	Non-Core(1)	Core(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Metrics
Commercial Banking Segment
Net Interest Income	$4,412	$-	$4,412	$4,399	$96	$4,495
Provision	135	-	135	-	-	-
Noninterest income	749	-	749	538	89	627
Noninterest expense	3,737	22	3,715	3,887	79	3,808
Mortgage Banking Segment
Net income before tax	$360	$-	$360	$(6)	$-	$(6)

Operating Ratios(2)
Commercial Banking Segment
Net Interest Income to average assets	3.19%	0.00%	3.19%	3.38%	0.07%	3.46%
Provision to average assets	0.10%	0.00%	0.10%	0.00%	0.00%	0.00%
Noninterest income to average assets	0.54%	0.00%	0.54%	0.41%	0.07%	0.48%
Noninterest expense to average assets	2.70%	0.02%	2.68%	2.99%	0.06%	2.93%
Mortgage Banking Segment
Net income before tax to average assets	0.26%	0.00%	0.26%	0.00%	0.00%	0.00%

	Y 2019			Y 2018
Financial Highlights	GAAP	Non-Core(1)	Core(1)	GAAP	Non-Core(1)	Core(1)
	(Unaudited)	(Unaudited)	(Unaudited)	*	(Unaudited)	(Unaudited)
Operating Metrics
Commercial Banking Segment
Net Interest Income	$17,746	$12	$17,758	$16,856	$139	$16,995
Provision	135	-	135	-	-	-
Noninterest income	3,046	(101)	2,945	2,295	89	2,384
Noninterest expense	16,255	825	15,430	15,505	79	15,426
Mortgage Banking Segment
Net income before tax	$1,239	$54	$1,293	$84	$-	$84

Operating Ratios(2)
Commercial Banking Segment
Net Interest Income to average assets	3.33%	0.00%	3.33%	3.38%	0.03%	3.41%
Provision to average assets	0.03%	0.00%	0.03%	0.00%	0.00%	0.00%
Noninterest income to average assets	0.57%	(0.02)%	0.55%	0.46%	0.02%	0.48%
Noninterest expense to average assets	3.05%	0.15%	2.89%	3.11%	0.02%	3.09%
Mortgage Banking Segment
Net income before tax to average assets	0.23%	0.01%	0.24%	0.02%	0.00%	0.02%

* Derived from audited consolidated financial statements.

(1) Derived from the Core Operating Results by Segment table.

(2) Annualized.

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